SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):

                                 April 23, 2002

                            ULTRALIFE BATTERIES, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
         (State or other jurisdiction of incorporation or organization)

               0-20852                                   16-1387013
               -------                                   ----------
      (Commission File Number)              (I.R.S. Employer Identification No.)

                 2000 Technology Parkway, Newark, New York 14513
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               (Address of principal executive offices) (Zip Code)

                                 (315) 332-7100
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              (Registrant's telephone number, including area code)


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Item 5. Other Events

      On April 23, 2002, the Company closed on a $3 million private placement consisting of common equity and a convertible note. Initially, approximately 800,000 shares were issued. Subject to shareholder approval, an additional 200,000 shares will be issued upon conversion of the note which matures on December 31, 2002. Shareholders will vote to approve the conversion of the note into common shares at the Company's Annual Meeting in December 2002. All shares will be issued at $3.00 per share.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                ULTRALIFE BATTERIES, INC.

Dated: April 24, 2002                           By: /s/Robert W. Fishback
                                                    ---------------------
                                                    Robert W. Fishback
                                                    Vice President - Finance and
                                                    Chief Financial Officer